UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: July 24, 2008 (Date of earliest event reported)
B.H.I.T. Inc. (Exact name of registrant as specified in its charter)

Delaware	1-9043	36-3361229
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7005 Stadium Drive, Suite 100, Brecksville, Ohio	44141
(Address of principal executive offices)	(Zip Code)

440-746-8600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 24, 2008, B.H.I.T., Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Agreement”) with L.A. Colo, LLC (“Colo”), as Seller, and Iron Rail Group, LLC (“Iron Rail”), as Sole Member, pursuant to which the Company agreed to purchase substantially all of the assets of Colo for a purchase price of $14.0 million in cash and a promissory note in the amount of $1.0 million, which bears interest at a rate of 8% per year. The Company may elect to decrease the cash payment by $500,000 and increase the amount of the note to $1.5 million if the closing of the transaction does not occur before September 30, 2008. Colo builds, repairs, maintains and rehabilitates railroad tracks and related railroad infrastructure. The transaction is expected to close on August 30, 2008, unless the closing is extended to September 30, 2008, by written notice of the Company to Colo, or as otherwise agreed to by the parties in writing. Closing of the transaction is contingent on the satisfaction of standard conditions, including the Company’s obtaining financing, completion of the Company’s due diligence review and the execution of employment or consulting agreements with certain key managers of Colo.

The Agreement contains non-solicitation and noncompetition provisions pursuant to which Colo and Iron Rail agree not to solicit any employee of affiliate of Colo or engage in competitive business for a period of two years after the date of closing of the transaction. The Agreement also contains customary representations, warranties, covenants and indemnification provisions. There can be no assurances that the transaction will be completed on the proposed terms or at all.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full and complete terms of the Agreement, which is attached to this current report as Exhibit 10.1 and is incorporated herein by reference. The Company also issued a press release announcing the transaction on July 28, 2008. The press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

10.1	Asset Purchase Agreement among B.H.I.T., Inc., as Purchaser, L.A. Colo, LLC, as Seller, and Iron Rail Group, LLC, as Sole Member

99.1	Press Release dated July 28, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B.H.I.T. Inc.

By:	/s/ Paul S. Dennis
Name:	Paul S. Dennis
Title:	Interim Chief Executive Officer and Financial Officer

Dated: July 28, 2008

EXHIBIT INDEX

Exhibit Number	Description

10.1	Asset Purchase Agreement among B.H.I.T., Inc., as Purchaser, L.A. Colo, LLC, as Seller, and Iron Rail Group, LLC, as Sole Member

99.1	Press Release dated July 28, 2008